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                               State of Delaware
                                                                PAGE 1
                        Office of the Secretary of State

                          ---------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MILLER & BENSON INTERNATIONAL, LTD., CHANGING ITS NAME FROM "MILLER & BENSON INTERNATIONAL, LTD." TO "DIGITAL TECHNOLOGIES MEDIA GROUP, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 1996, AT 12:15 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                        /s/ Edward J. Freel
                           [SEAL]       ------------------------------------
                                        Edward J. Freel, Secretary of State


2285960   8100                          AUTHENTICATION:    8051392

960224458                                         DATE:    08-01-96

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                     *****

        MILLER & BENSON INTERNATIONAL, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                RESOLVED, that, as contemplated in the Stock Exchange transaction with Digital Technologies Group, Inc. and in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of Miller & Benson International, Ltd. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

        "FIRST: The name of the corporation is Digital Technologies Media Group, Inc."

        SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to each notice.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said MILLER & BENSON INTERNATIONAL, LTD. has caused this certificate to be signed by Arthur Newberger, its President and Chief Executive Officer, this 1st day of August, 1996.


                                        MILLER & BENSON INTERNATIONAL, LTD.


                                    By: /s/ Arthur Newberger
                                        ------------------------------------
                                        Arthur Newberger
                                        President and Chief Executive Officer